UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 11, 2015
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                    On April 8, 2015, Sovran Self Storage, Inc. (the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2015 annual meeting of shareholders (the “Annual Meeting”), which is to be held on May 21, 2015.  The Proxy Statement included a proposal to approve the Sovran Self Storage, Inc. 2015 Award and Option Plan (the “Plan”).  The Plan is intended to replace the Company’s 2005 Award and Option Plan, as amended (the “Prior Plan”), which expires on May 17, 2015.

                    On or about May 5, 2015, Institutional Shareholder Services, Inc. (“ISS”) published a proxy analysis and vote recommendation for the Annual Meeting.  The proposal to approve the Plan (Proposal Number 2) received an unfavorable recommendation from ISS.  ISS noted that the shareholder value transfer for the Plan based upon new shares and shares available under the Company’s Prior Plan, as determined by ISS using its proprietary model, was deemed higher than optimal.

                    Effective as of May 11, 2015, in response to the ISS recommendation, the Board of Directors of the Company approved an amended Plan, reducing the proposed number of shares available for issuance.  The amended Plan reduces the number of shares to 600,000 less the aggregate number of shares of common stock awarded under the Prior Plan since December 31, 2014.  The Company has made awards for 39,000 shares of common stock under the Prior Plan since December 31, 2014 and the Prior Plan provides that no awards can be made thereunder after May 17, 2015.  In addition, the Board of Directors of the Company has adopted a resolution confirming that no additional awards will be made under the Prior Plan.  The amended Plan also provides for a minimum one year vesting period for restricted stock and stock option awards, which is consistent with past practice of the Company; provides that shares not issued or tendered to the Company related to stock options or tax withholding obligations may not be re-granted; and adds clawback provisions applicable to Awards.

                    The amended Plan will become effective upon approval of the shareholders of the Company at the Annual Meeting.

                    The summary of the Plan in the Proxy Statement, as supplemented above, sets forth the material terms of the amended Plan.  The full text of the amended Plan is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

The Company has engaged Morrow & Co. LLC to assist in the solicitation of proxies and provide related advice and informational support in connection with the Annual Meeting, at an estimated cost of $7,500 plus reasonable and customary expenses.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Sovran Self Storage, Inc. 2015 Award and Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 11, 2015	SOVRAN SELF STORAGE, INC. By /s/ ANDREW J. GREGOIRE Name: Andrew J. Gregoire Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Sovran Self Storage, Inc. 2015 Award and Option Plan